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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 5.    Other Events.

        On October 1, 2002, Aquila, Inc. announced that it had reached an agreement with President and Chief Executive Officer Robert K. Green under which he has resigned from all executive officer positions with the company and from Aquila's board of directors. The board has reassigned the CEO responsibilities to Chairman Richard C. Green, Jr.

Item 7.    Financial Statements and Exhibits.

  (a)
  Exhibit—99.1, Press Release dated October 1, 2002, announcing that an agreement had been reached with President and Chief Executive Officer Robert K. Green under which he has resigned from all executive officer positions with the company and from Aquila's board of directors.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUILA, INC.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer
Date: October 1, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures